UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2019

INTERPACE DIAGNOSTICS GROUP, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

THE ACQUISITION

Asset Purchase Agreement

On July 15, 2019, Interpace Diagnostics Group, Inc. (the “Company”), Interpace BioPharma, Inc., a newly formed and wholly owned subsidiary of the Company (“Buyer”), Cancer Genetics, Inc. (“CGI”), Gentris, LLC, a wholly owned subsidiary of CGI (“Gentris”) and Partners for Growth IV, L.P., a secured creditor of CGI (“PFG” or “Seller”), entered into and closed on a Secured Creditor Asset Purchase Agreement (the “Asset Purchase Agreement”). The Asset Purchase Agreement contains the terms and conditions of the acquisition of assets and assumption of certain liabilities (the “Acquisition”) relating to CGI’s and Gentris’ biopharma services business (the “BioPharma Business”). The BioPharma Business provides pharmaceutical and biotech companies and non-profit entities performing clinical trials with lab testing services for patient stratification and treatment selection through an extensive suite of molecular- and biomarker-based testing services, DNA- and RNA- extraction and customized assay development and trial design consultation.

Under the Asset Purchase Agreement, Buyer acquired assets comprising the BioPharma Business from Seller, through a private foreclosure sale under § 9-610 of the Uniform Commercial Code as enacted in all relevant jurisdictions (the “UCC”). Concurrently with the execution of the Asset Purchase Agreement, the Company entered into a financing arrangement with Ampersand 2018 Limited Partnership (the “Investor”), a fund managed by Ampersand Capital Partners, pursuant to which the Investor agreed to provide specified financing to the Company in connection with the Acquisition (the “Investment”), subject to the terms and conditions of such financing documents, as further discussed below.

At the closing, Seller irrevocably sold and transferred to Buyer all of its interests in CGI, free and clear of Seller’s security interest and any other lien, in all of the properties and assets of CGI used or held for use in connection with the BioPharma Business (collectively, the “Purchased Assets”). To the extent any assets owned by CGI or Gentris and relating to the BioPharma Business were not subject to Seller’s perfected and valid security interest, those assets were transferred directly to Buyer by CGI and Gentris. At closing, Seller delivered to CGI a release of all liens held by the first lien secured lender, Silicon Valley Bank (“SVB”), on CGI’s assets through UCC-3 termination statements for all liens of PFG and SVB.

Buyer paid $23,500,000, less certain closing adjustments totaling $1,978,240 (the “Base Purchase Price”), as consideration for the Purchased Assets, of which $7,692,300 was in the form of a subordinated seller note (the “Excess Consideration Note”, as further described below) issued by Buyer to CGI, and the remainder was paid in cash to or on behalf of Seller on the closing date. In addition, Buyer is assuming certain liabilities of CGI related to the BioPharma Business in the aggregate sum of approximately $5,000,000. Seller utilized the cash proceeds of approximately $13,829,000 to satisfy the outstanding balance of approximately $2,910,000 due to SVB under that certain loan and security agreement by and among CGI and SVB, as amended, to satisfy the outstanding balance of approximately $6,340,000 due to Seller under that certain loan and security agreement by and among CGI and Seller, as amended, and to satisfy certain transaction expenses. The balance of approximately $2,260,000, net of payment of transaction expenses, was delivered to CGI along with the Excess Consideration Note. The Base Purchase Price is subject to two additional adjustments following the closing: for the finalized net worth (assets less liabilities) of the BioPharma Business as of June 30, 2019 (the “NWA”), subject to a cap of $775,000, and for certain older accounts receivable, in the aggregate amount of approximately $830,000, still uncollected as of December 31, 2019 (the “ARA”). Any amounts due to Buyer under the NWA will be set off against the Excess Consideration Note, and any amounts due to Buyer under the ARA will be either set off against the Excess Consideration Note or, if it is no longer outstanding, satisfied through an AR Holdback (as defined in the Asset Purchase Agreement) mechanism, in each case as further set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement contains certain representations and warranties, which are made solely for purposes of the Asset Purchase Agreement and, in some cases, are subject to qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the Asset Purchase Agreement, and which are qualified by certain disclosures that were made in connection with the parties’ entry into such agreement. The Asset Purchase Agreement provides for indemnification by CGI for limited breaches of representations and warranties, covenants and specified line-items, subject to agreed upon caps and baskets and survival periods. Indemnification payments due to Buyer may be (x) set off against the Excess Consideration Note, (y) if it is no longer outstanding, funded by a $735,000 holdback from payout to CGI under the Excess Consideration Note, subject to an additional retained AR Holdback if applicable, or (z) required to be paid directly by CGI, depending on the agreed upon limitations.

Excess Consideration Note

Under the terms of the Excess Consideration Note, the principal amount plus any accrued and unpaid interest thereon will be reduced or increased, subject to certain caps, by the amount of any NWA payment, any ARA payment and/or the amount of certain indemnification payments, in each case due and payable under and subject to the terms of the Asset Purchase Agreement. The Excess Consideration Note, accruing interest at 6% per annum, matures upon the earlier of three years from issuance or consummation of the Second Closing (as defined in the Securities Purchase Agreement) by the Investor after approval by the Company’s shareholders.

The Excess Consideration Note is subordinate and junior in right of payment to the prior payment in full of the indebtedness of Buyer in favor of SVB, as the Company’s senior lender, under the Loan and Security Agreement, dated as of November 13, 2018, by and among SVB, the Company, Interpace Diagnostics Corporation, and Interpace Diagnostics, LLC, as it may be amended, restated, replaced or otherwise modified from time to time, subject to certain exceptions set forth therein.

Transition Services Agreement

On the closing date, CGI and Buyer also entered into a Transition Services Agreement (the “Transition Services Agreement”) in connection with the Asset Purchase Agreement. Under the Transition Services Agreement, following the closing and for a limited period, each party provides to the other party certain services described in exhibits thereto, for the purpose of accommodating the transition of the BioPharma Business to Buyer. In particular, CGI agreed to provide to Buyer, among other things, certain personnel services, payroll processing, administration services and benefit administration services described in an exhibit thereto, for a period not to exceed six months from the closing date, subject to the terms and conditions of the Transition Services Agreement, in exchange for payment or reimbursement, as applicable, by Buyer for the costs related thereto, including salaries and benefits for certain of CGI’s BioPharma Business employees during the transition period.

THE INVESTMENT

Securities Purchase Agreement

On July 15, 2019 the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Investor pursuant to which the Company agreed to sell to the Investor, in a private placement pursuant to Regulation D and Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), up to an aggregate of $27,000,000 in convertible preferred stock, par value $0.01 per share, of the Company consisting of two series, Series A (“Series A”) and Series A-1 (“Series A-1” and together with the Series A, the “Preferred Stock”), both at an issuance price per share of $100,000 (the “Stated Value”). At the Initial Closing (as defined in the Securities Purchase Agreement), effected concurrently with the closing of the Acquisition, the Company issued to the Investor 60 newly created shares of Series A at an aggregate purchase price of $6,000,000.00, and 80 newly created shares of Series A-1 at an aggregate purchase price of $8,000,000.00. The terms of the Preferred Stock are described below under “Certificate of Designation”. The Securities Purchase Agreement contemplates a Second Closing, which will only be effected following the fulfillment to the Investor’s satisfaction of customary conditions, including, among others, the approval by the stockholders of the Company (the “Stockholder Approval”), as required under the rules of the Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”), of the issuance of shares of common stock, par value $0.01 per share, (the “Common Stock”) upon conversion of the Preferred Stock (the “Conversion Issuances”) in excess of the aggregate number of shares of Common Stock that the Company may issue upon conversion of the Preferred Stock without breaching its obligations under the Nasdaq Listing Rules, unless the Company obtains the Stockholder Approval, and certain related rights of the Investor. If the Second Closing occurs, the Company would issue an additional 130 shares of Series A to the Investor at an aggregate purchase price of $13,000,000 and each share of Series A-1 issued to the Investor at the Initial Closing would automatically convert into one share of Series A. Pursuant to the Certificate of Designation, the Company is obligated to seek the Stockholder Approval at an annual or special meeting of the stockholders (the “Next Meeting”) within six (6) months of the date of the Initial Closing, and will in connection therewith file proxy materials with the U.S. Securities and Exchange Commission (the “Commission”). The Investor represented in the Securities Purchase Agreement that it was, on the date of entry into the Securities Purchase Agreement, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Certificate of Designation

On July 15, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which designated 270 shares of the Company’s preferred stock as Series A and 80 shares of the Company’s preferred stock as Series A-1.

Conversion

From and after July 15, 2019 (the “Issuance Date”) until the earlier to occur of: (a) the day after the Next Meeting; and (b) six months following the Initial Closing (the “Voting Date”), the Series A is not convertible into shares of Common Stock. From and after the Voting Date, the Series A issued at the Initial Closing will be convertible into 7,500,000 shares of the Company’s Common Stock based on an initial conversion price (the “Conversion Price”) of $0.80 per share. The Conversion Price, however, is subject to a downward adjustment if a 2020 revenue target of $34,000,000 related to the Company’s historical business (without giving effect to the acquisition) is not satisfied, subject to a Conversion Price floor of $0.59. The downward adjustment in Conversion Price is $0.03 per $1,000,000 of revenue shortfall but limited to no more than $0.21 or a potential adjustment of the initial conversion price of up to 26%. Each share of Series A will be convertible, from and after the Voting Date, whether or not such vote is positive, and from time to time, at the option of the holder thereof, into a number of shares of Common Stock equal to the Stated Value divided by the then current Conversion Price and then multiplied by the number of shares of Series A to be converted. As described in the Certificate of Designation, the Company will not issue any shares of Common Stock upon conversion of the Series A if the issuance would exceed the aggregate number of shares of Common Stock that the Company may issue without breaching its obligations under the Nasdaq Listing Rules, unless the Company obtains the Stockholder Approval (the number of shares of Common Stock which may be issued without violating such Nasdaq Listing Rules, the “Exchange Cap”).

If the Company obtains the Stockholder Approval at any time prior to January 15, 2021, each share of Series A-1 will automatically be converted into one share of Series A on such date. Shares of Series A-1 are not convertible into shares of Common Stock. Shares of Series A-1 are only convertible into shares of Series A automatically upon receipt of the Stockholder Approval.

Mandatory Conversion

If at any time after the Stockholder Approval, the Company consummates the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act pursuant to which the price of the Common Stock in such offering is at least equal to the Series A Mandatory Conversion Price, as defined in the Certificate of Designation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and such offering does not include warrants (or any other convertible security) and results in at least $25,000,000.00 in proceeds, net of the underwriting discount and commissions, to the Company and the Common Stock continues to be listed for trading on the Nasdaq Capital Market or another exchange, all outstanding shares of Series A will automatically be converted into shares of Common Stock, at the then effective Series A Conversion Ratio (as defined in the Certificate of Designation).

Dividends

From and after the Issuance Date, including the date of conversion of any shares of Series A-1 into Series A, each such share of Series A will accrue dividends at the rate per annum of six percent (6%) of its Stated Value, plus the amount of previously declared or accrued, and not previously paid dividends (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). From and after the third (3rd) anniversary of its issuance (if not earlier converted into Series A following the Stockholder Approval), each share of Series A-1 will accrue dividends at the rate per annum of twelve percent (12%) of its Stated Value plus the amount of previously declared or accrued, and not previously paid dividends (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). Prior to the Stockholder Approval, no dividend may be paid in Common Stock on either the Series A or Series A-1.

Voting

The Series A-1 has no voting rights and the Series A has no voting rights prior to the Voting Date. At such time as the Series A is eligible to vote, on any matter presented to the stockholders of the Company for their action or consideration after the Voting Date, each holder of outstanding shares of Series A will be entitled to cast the number of votes equal to the lesser of: (a) the number of whole shares of Common Stock into which the shares of Series A held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter; and (b) the number of whole shares of Common Stock equal to the Stated Value of the Series A divided by $0.80 and then multiplied by the number of shares of Series A held by such holder as of the record date for determining stockholders entitled to vote on such matter; provided, however, that at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting) pursuant to which the record date for determining the stockholders entitled to vote at such meeting (or by written consent) occurs prior to the Company obtaining the Stockholder Approval, each share of Series A that exceeds the Exchange Cap shall have no voting rights (the “Voting Cap”). Except as provided by law or by the other provisions of this Certificate of Designation, holders of Series A will vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

Protective Provisions

For so long as any shares of Preferred Stock are outstanding, the written consent of the holders of a majority of the then outstanding shares of Preferred Stock is required for the Company or its subsidiaries to amend, waive, alter or repeal the preferences, rights, privileges or powers of the holders of Preferred Stock, authorize, create or issue any equity securities senior to or pari passu with either series of Preferred Stock; or increase or decrease the number of directors constituting the Board.

For so long as either: (i) at least 105 shares of Preferred Stock originally issued remain outstanding; or (ii) at least 28 shares of Series A-1 originally issued remain outstanding; each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, the written consent of the holders of a majority of the then outstanding shares of Preferred Stock is required for the Company or its subsidiaries to: (A) authorize, create or issue any debt securities for borrowed money or funded debt (1) pursuant to which the Company or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security, or (2) in excess of $4,500,000.00 initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; (B) merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20,000,000.00, to be increased in connection with an aggregate consolidated revenue milestone; (C) materially change the nature of the business of the Company; (D) consummate any Liquidation (as defined in the Certificate of Designation); (E) transfer material intellectual property rights other than in the ordinary course of business; (F) declare or pay any cash dividend or make any cash distribution on any equity interests of the Company other than Preferred Stock; (G) repurchase or redeem any shares of capital stock of the Company, except for the redemption of Preferred Stock pursuant to the terms of the Certificate of Designation, or repurchases of Common Stock under agreements previously approved by the Board with employees, consultants, advisors or others who performed services for the Company or any subsidiary in connection with the cessation of such employment or service; (H) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which the Company or any of its subsidiaries issues shares, warrants or any other convertible security, or incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which the Company or any of its subsidiaries does not issue shares, warrants or any other convertible security exceeding $4,500,000.00 million initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; or (I) change any accounting methods of the Company or any of its subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities. In addition, the Company will not be restricted from adopting an at-the-market offering of Common Stock or other public offering for up to $5,000,000 of Common Stock.

Liquidation

Upon any Liquidation (including mergers and consolidations and sales of all or substantially all of the Company’s assets), the holders of shares of Series A-1 then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders and before any payment will be made to the holders of Series A, Common Stock or any other class or series of preferred stock ranking on liquidation junior to the Series A-1 by reason of their ownership thereof, the greater of (i) (A) until two years after issuance, an amount per share two times (2x) the Stated Value, (B) between two and three years after issuance, an amount per share two and one-half times (2½ x) the Stated Value, or (C) after three years after issuance, three times (3x) the Stated Value of such share of Series A-1, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable in respect of such share had such share been converted into Series A and each such share of Series A had been subsequently converted to Common Stock (the “Series A-1 Liquidation Value”). The holders of shares of Series A then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of preferred stock ranking on liquidation on a parity with the Series A), and before any payment will be made to the holders of Common Stock or any other class or series of preferred stock ranking on liquidation junior to the Series A by reason of their ownership thereof, an amount per share of Series A equal to the greater of (i) the Stated Value of such share of Series A, plus any dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock immediately prior to such Liquidation.

Redemption

In the event the Stockholder Approval has not been obtained by July 15, 2022, the Investor shall have the right (the “Redemption Right”) beginning on July 16, 2022 to require the Company to redeem all of the shares of Series A, if any, then held by Investor that are convertible into a number of shares of Common Stock that exceeds the Exchange Cap and all of the shares of Series A-1 Preferred Stock then held by Investor. Each of the shares of Preferred Stock subject to redemption shall be redeemed by the Company at a price equal to the Series A-1 Liquidation Value or Series A Liquidation Value, as applicable.

If the Company is unable to redeem for cash in compliance with Section 6 of the Certificate of Designation all of the shares of Preferred Stock subject to a redemption notice in compliance with applicable law, the Investor, exclusively and as a separate class, shall be entitled to elect a majority of the directors of the Company then in-office.

Director Designation Rights

The Certificate of Designation also provides for the following designation rights: after the Stockholder Approval, (i) for as long as at least 135 shares of Series A remain outstanding that are not subject to the Voting Cap (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or if the Investor obtains an exemption to the Voting Cap from the Nasdaq Capital Market with respect to the right to appoint directors of the Company, the holders of record of the shares of Series A, exclusively and as a separate class, will be entitled to designate three (3) directors to the Board (including any committee thereof); (ii) for as long as at least 90 shares of Series A remain outstanding that are not subject to the Voting Cap (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or if the Investor obtains an exemption to the Voting Cap from the Nasdaq Capital Market with respect to the right to appoint directors of the Company, the holders of record of the shares of Series A, exclusively and as a separate class, will be entitled to designate two (2) directors to the Board (including any committee thereof); and (iii) for as long as at least 45 shares of Series A remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the holders of record of the shares of Series A, exclusively and as a separate class, will be entitled to designate one (1) director to the Board (including any committee thereof). Any director so designated to the Board’s Audit Committee will be independent within the meaning of the Nasdaq Listing Rules. Any director elected pursuant to the terms of the Certificate of Designation may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors. A vacancy in any directorship filled by the holders of any class or series may be filled only by the holders of such class or series or by any remaining director or directors elected by the holders of such class or series.

Anti-Dilution Rights

If the Company issues additional shares of Common Stock without consideration or for a consideration per share less than the Series A Conversion Price (as defined in the Certificate of Designation) in effect immediately prior to such issuance, the Series A Conversion Price will be reduced pursuant to a broad-based weighted average formula.

Investor Rights Agreement

In connection with the sale of the Preferred Stock and entry into the Securities Purchase Agreement, on July 15, 2019, the Company entered into an Investor Rights Agreement with the Investor (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company and the Investor established certain terms and conditions concerning the rights of and restrictions on the Investor with respect to the ownership of the Preferred Stock and other capital stock of the Company.

The Investor will have certain consent rights, including with respect to those set forth under “Protective Provisions” above. The Investor will have the pro rata pre-emptive right to purchase securities newly offered by the Company, based upon its then current ownership of Preferred Stock. The Investor Rights Agreement also provides the Investor with the right to demand shelf and piggy-back registration with respect to Common Stock issued as a result of the conversion of Preferred Stock, commencing one year after the issuance of the Preferred Stock, subject to certain limitations. The Investor Rights Agreement requires the Company to include in its proxy statement for its next annual meeting the proposal to approve the Conversion Issuances.

For so long as the Investor owns at least 45 shares of Series A that are not subject to the Voting Cap (as equitably adjusted for any stock split, reverse stock split, recapitalization or similar event with respect to the Common Stock), in addition to the right the Investor has to nominate one member of the Company’s Board of Directors (the “Board”) as discussed above, it will also have the right to designate one representative to attend all meetings of the Board and any committees or sub-committees thereof in a nonvoting observer capacity, subject to certain exclusion rights. If the Investors acquire the full amount of additional Preferred Stock contemplated in the Second Closing, they will have the ability to nominate up to three directors, one of which will be an independent director who will be a member of all committees of the Board. The Investors have agreed, for so long as they hold at least 45 shares of Series A that are not subject to the Voting Cap (as equitably adjusted for any stock split, reverse stock split, recapitalization or similar event with respect to the Common Stock), to vote for the election of members to the Board for which the Investors do not have nomination rights in accordance with the recommendation of the majority of the members of the Board who were members of the Board before the date of the Investor Rights Agreement and their successors.

The Investors are prohibited from transferring any Common Stock issuable upon conversion of the Series A for a period of 180 days and from acquiring beneficial ownership of additional Company securities without the prior approval of the Company during the two year period following the date of the Securities Purchase Agreement.

The Investor agreed that from July 15, 2019 until July 15, 2021 (the “Standstill Period”), without the prior written approval of the Company or the Company’s Board of Directors, or as otherwise expressly permitted or contemplated by the Investor Rights Agreement (including pursuant to the exercise of Investor’s pre-emptive rights under the Investor Rights Agreement) or the Certificate of Designation, the Investor will not and will cause its affiliates not to acquire beneficial ownership of any securities (including in derivative form) of the Company, in each case excluding (x) the Series A, purchased either directly from the Company or pursuant to a conversion of Series A-1, the Series A-1 or Common Stock issuable upon conversion of the Series A, and (y) any capital stock or other equity securities of the Company pursuant to or in accordance with the Certificate of Designation or pursuant to the exercise of Investor’s pre-emptive rights under the Investor Rights Agreement.

The Investor agreed not to engage, directly or indirectly, in specified transactions in the Company’s securities (including, without limitation, any short sales involving the Company’s securities) during the period from July 15, 2019 until the earlier of (i) the consummation of a Deemed Liquidation (as defined in the Certificate of Designation); and (ii) the date that Investor and certain of its affiliates do not own any Series, Series A-1 or Common Stock issuable upon conversion of the Series A, including Series A issuable upon conversion of the Series A-1.

The Investor also agreed that during the period from July 15, 2019 until January 15, 2020, the Investor shall not transfer any Common Stock issuable upon conversion of the Series A, except as part of a pledge by Investor of the equity securities it acquires in any portfolio company that is made to secure indebtedness existing as of July 15, 2019 for borrowed money incurred in connection with on-call commitments of Investor’s limited partners or to any affiliate of Investor.

Voting Agreement

The Company’s directors and executive officers, who collectively hold, as of March 31, 2019, 3.3% of the Company’s outstanding voting power, entered into Voting Agreements, dated July 15, 2019, (the “Voting Agreements”), pursuant to which they agreed to vote in favor of any resolution presented to the stockholders of the Company to approve or facilitate the Conversion Issuances or any exercise of pre-emptive rights of under the terms of the Investor Rights Agreement and agreed until the earlier to occur of the termination of the Voting Agreement or January 15, 2020, not to transfer any shares of Common Stock held by such directors and executive officers.

Qualified By the Documents

The foregoing description of the Asset Purchase Agreement, Certificate of Designation, Excess Consideration Note, Transition Services Agreement, Securities Purchase Agreement, Investor Rights Agreement, and Voting Agreement (collectively, the “Documents”) is qualified in its entirety by reference to the full text of the Documents, which are filed as Exhibits 2.1, 3.1, 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference in their entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information regarding the Acquisition, including entry into the Asset Purchase Agreement, the issuance of the Excess Consideration Note, and the Investment, including entry into the Securities Purchase Agreement, set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the issuance of the Excess Consideration Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information regarding the issuance of the Series A and Series A-1 set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Investment, including entry into the Securities Purchase Agreement and filing of the Certificate of Designation, set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding the Certificate of Designation and the Investor Rights Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

The Investor, as holder of 60 shares of Series A, became entitled on July 15, 2019 to elect one director to the Board in connection with closing of the Investment. In preparation for the consummation of the Investment, on June 28, 2019, the Board adopted resolutions to increase the number of directors from four to seven, with two seats to initially be vacant, and appointing the Investor’s nominee to the Board upon the Initial Closing under the Securities Purchase Agreement. On July 15, 2019, upon the occurrence of the Initial Closing, the Investor nominated Eric Lev, who was thereby appointed to the Board as a Class I Director, effective immediately. As a Class I Director, Eric Lev will serve until the Company’s 2019 annual meeting of stockholders, until his successor is elected and qualified, or until his earlier death, resignation or removal. Eric Lev will be serving on the Board as a non-employee director.

Eric Lev will receive compensation for his service as a non-employee director in accordance with the Company’s previously disclosed non-employee director compensation program, including annual cash retainers for his Board and committee service and annual equity grants. All such compensation, when and if monetized, will be assigned by Mr. Lev to the Investor’s management company for the benefit of the Investor. There is no family relationship between Eric Lev and any director or executive officer of the Company, and other than the Investor’s investment in the Company as set forth above, there are no related party transactions between Eric Lev and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Eric Lev will enter into the Company’s standard form of indemnification agreement. The form of indemnification agreement was filed as Exhibit 10.22 to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information regarding the Investment, including the filing of the Certificate of Designation, set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure

On July 15, 2019, the Company issued a press release announcing the Acquisition and the Investment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial statements of the business acquired are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information related to the business acquired is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Secured Creditor Asset Purchase Agreement, dated July 15, 2019, by and among Interpace BioPharma, Inc., Cancer Genetics, Inc., Interpace Diagnostics Group, Inc. and Partners for Growth IV, L.P.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock

4.1	Subordinated Seller Note of Interpace BioPharma, Inc., dated July 15, 2019, in favor of Cancer Genetics, Inc.

10.1	Transition Services Agreement, dated July 15, 2019, by and between Interpace BioPharma, Inc. and Cancer Genetics, Inc.

10.2	Securities Purchase Agreement, dated July 15, 2019, by and between Interpace Diagnostics Group, Inc. and Ampersand 2018 Limited Partnership

10.3	Investor Rights Agreement, dated July 15, 2019, by and between Interpace Diagnostics Group, Inc. and Ampersand 2018 Limited Partnership

10.4	Form of Voting Agreement

99.1	Press release, dated July 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Date: July 19, 2019

EXHIBIT INDEX

Exhibit Number	Description

2.1	Secured Creditor Asset Purchase Agreement, dated July 15, 2019, by and among Interpace BioPharma, Inc., Cancer Genetics, Inc., Interpace Diagnostics Group, Inc. and Partners for Growth IV, L.P.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock

4.1	Subordinated Seller Note of Interpace BioPharma, Inc., dated July 15, 2019, in favor of Cancer Genetics, Inc.

10.1	Transition Services Agreement, dated July 15, 2019, by and between Interpace BioPharma, Inc. and Cancer Genetics, Inc.

10.2	Securities Purchase Agreement, dated July 15, 2019, by and between Interpace Diagnostics Group, Inc. and Ampersand 2018 Limited Partnership

10.3	Investor Rights Agreement, dated July 15, 2019, by and between Interpace Diagnostics Group, Inc. and Ampersand 2018 Limited Partnership

10.4	Form of Voting Agreement

99.1	Press release, dated July 15, 2019